SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 15, 2009

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

                                 Delaware                                                                0-11720                                                                     52-1206400
                   (  State or Other Jurisdiction                           (Commission File Number)                                                 (I.R.S. Employer
                            of Incorporation)                                                                                                                       Identification No.)

3524 Airport Road
        Maiden, North Carolina 28650
(Address of Principal Executive Offices)
 (Zip Code)

                                   (828) 464-8741
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                            _____Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2009, the Board of Directors of Air T, Inc. (“Air T”) elected John J. Gioffre as a director to fill an existing vacancy.  Mr. Gioffre, age 66, is currently an independent financial consultant and retired as Vice President Finance and Chief Financial Officer of Air T in December 2006, positions he had held since April 1984.  Mr. Gioffre previously served as a director of Air T from March 1987 until September 2007.

The Board of Directors of Air T has concluded that as of January 1, 2010, Mr. Gioffre would be an “independent director” within the meaning of Nasdaq Listing Rule 5605(a) and accordingly at that time Air T will regain compliance with Nasdaq Listing Rule 5605(b)(1), which requires that independent directors comprise a majority of the Board of Directors.  Mr. Gioffre is expected to be appointed to serve on the Audit Committee of the Board of Directors at some time after January 1, 2010.  The Board of Directors has concluded that Mr. Gioffre would qualify as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2009

AIR T, INC.

By: /s/ Walter Clark
Walter Clark, Chief Executive Officer